                                                                   EXHIBIT 3 (i)


                     RESTATED ARTICLES OF INCORPORATION
                                     OF
                           JOHNSON CONTROLS, INC.

Pursuant to the authority and provisions of Chapter 180 of the Wisconsin Statutes, the existing Articles of Incorporation are hereby amended, superseded and restated to read as follows:


                                  ARTICLE I

                                    Name

The name of the corporation is Johnson Controls, Inc.


                                 ARTICLE II

                                   Purpose

The corporation is organized for the purpose of any lawful activity within the purposes for which corporations may be organized under the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statues, including (without in any manner limiting by the following enumeration the generality of the foregoing) the manufacture, sale and installation of, and dealing in, automatic temperature and humidity controls for heating, cooling, ventilating, air-conditioning and industrial processing.


                                  ARTICLE III

                              Authorized Shares

The aggregate number of shares which this Corporation has authority to issue is 302,000,000* shares, consisting of 300,000,000* shares of class of designated "Common Stock" of the par value of $0.16-2/3* per share and 2,000,000 shares of class designated "Preferred Stock" of the par value of $1.00 per share. Any and all such shares of Common Stock and Preferred Stock may be issued for such consideration, not less than the par value thereof, as shall be fixed from time to time by the Board of Directors. Any and all such shares so issued, the full consideration for which has been paid or delivered, shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such share shall not be liable for any further payments except as otherwise provided by applicable Wisconsin Statutes. Notwithstanding any other provision hereof, the Board of Directors shall have no authority to cause any shares of Preferred Stock to be issued if, as a result of such issuance, the aggregate amount payable in the event of voluntary or involuntary liquidation on all shares of Preferred


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Stock outstanding would exceed $100,000,000.  The preferences, limitations and relative rights of each class shall be as follows:

*(As Amended January 22, 1997)

(A) Preferred Stock

    (1)  Series of Preferred Stock
         The Board of Directors shall (have) authority to divide the Preferred Stock into series, and shall determine and fix the relative rights and preferences of the shares of any series so established prior to the issuance thereof, but only with respect to:

    (a) The rate of dividend and the date from which such dividends shall be cumulative;
    (b) The price at and the terms and conditions on which shares may be redeemed;
    (c) The amount payable upon shares in the event of voluntary or involuntary liquidation;
    (d)  Sinking fund provisions for the redemption or purchase of share;
    (e) The terms and conditions on which shares may be converted into shares of Common Stock, if the shares or any series are issued with the privilege of conversion.
    (f)  Voting rights, if any.

Except as to the matters expressly set forth above in this Paragraph (1), all series of the Preferred Stock of the corporation, whenever designated and issued, shall have the same preferences, limitations and relative rights and shall rank equally, share ratably and be identical in all respects as to all matters.

All shares of any one series of Preferred Stock hereinabove authorized shall be alike in every particular, and each series thereof shall be distinctively designated by letter or descriptive words or figures.

    (2)  Dividends

         The holders of Preferred Stock shall be entitled to receive dividends at the rate per annum specified as to each series pursuant to Paragraph (1), and no more, payable quarterly on the last day of March, June, September, and December in each year for the respective calendar quarter ending on such dates ("Dividend Periods") out of the unreserved earned surplus of the corporation or out of any capital surplus legally available for the payment of such dividends, when and as declared by the Board of Directors. Such dividends shall accrue on each share of Preferred Stock from the first day of the Dividend Period in which such share is issued or from such other date as the Board of Directors may fix for this purpose pursuant to Paragraph (1). All dividends on Preferred Stock shall be cumulative so that if the corporation shall not pay or set apart for payment the dividend, or any part thereof, for any Dividend Period, on the Preferred Stock then issued and outstanding, such deficiency in the dividend on the Preferred Stock shall thereafter be fully paid or declared and set apart for payment, but without interest before any dividend shall be paid or declared and set apart for payment on the Common Stock. The holders of Preferred Stock shall not be entitled to participate in


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         any other or additional earnings or profits of the corporation, except for such premiums, if any, as may be payable in case of redemption, liquidation, dissolution or winding up.

         Any dividend paid upon the Preferred Stock at a time when any accrued dividends for any prior Dividend Period are delinquent shall be expressly declared to be in whole or partial payment of the accrued dividends to the extent thereof, beginning with the earliest Dividend Period for which dividends are then wholly or partly delinquent, and shall be so designated to each shareholder to whom payment is made.

         No dividends shall be paid upon any shares of any series of Preferred Stock of the corporation for a current Dividend Period unless there shall have been paid or declared and set apart for payment dividends required to be paid to the holders of each other series of Preferred Stock for all past Dividend Periods of such other series. If any dividends are paid on any of the Preferred Stock with respect to any past Dividend Period at any time when less than the total dividends then accumulated and payable for all past Dividend Periods on all of the Preferred Stock then outstanding are to be paid or declared and set apart for payment, then the dividends being paid shall be paid on each series of Preferred Stock in proportions that the dividends than accumulated and payable on each series for all past Dividend Periods bear to the total dividends then accumulated and payable for all such past Dividend Periods on all outstanding Preferred Stock.

    (3)  Liquidation, Dissolution or Winding Up

         In case of voluntary or involuntary liquidation, dissolution or winding up of the corporation, the holders of each series of Preferred Stock shall be entitled to receive out of the assets of the corporation in money or money's worth the amount specified pursuant to Paragraph (1) with respect to that series of Preferred Stock, together with all accrued but unpaid dividends thereon (whether or not earned or declared), before any of such assets shall be paid or distributed to holders of Common Stock. In case of voluntary or involuntary liquidation, dissolution or winding up of the corporation, if the assets shall be insufficient to pay the holders of all of the series of Preferred stock then outstanding the full amounts to which they may be entitled, the holders of each outstanding series shall share ratably in such assets in proportion to the amounts which would be payable with respect to such series if all amounts payable thereon were paid in full. The consolidation or merger of the corporation with or into any restoration, or a sale of all or any part of its assets, shall not be deemed a liquidation, dissolution or winding up of the corporation within the meaning of this paragraph.

    (4)  Redemption

         Except as otherwise provided with respect to a particular series pursuant to Paragraph (1), the following general redemption provisions shall apply to each series of Preferred stock (hereinafter in this paragraph referred to as "Series"):



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         On or prior to the date fixed for redemption of a particular Series or any part thereof as specified in the notice of redemption for said Series, the corporation shall deposit adequate funds for such redemption, in trust for the account of holders of the Series to be redeemed, with a bank having trust company in good standing organized under the laws of the United States of America or the State of Wisconsin doing business in the State of Wisconsin and having capital, surplus and undivided profits aggregating at least One Million Dollars ($1,000,000), and if the name and address of such bank or trust company and the deposit of or intent to deposit the redemption funds in such trust account shall have been stated in such notice of redemption, them from and after the mailing of such notice and the making of such deposit the shares of the Series called for redemption no longer be deemed to be outstanding for any purpose whatsoever, and all rights of the holders of such share in or with respect to the corporation shall forthwith cease and terminate except only the right of the holders of such shares (2) to transfer such shares prior to the date fixed for redemption, (b) to receive out of said deposit the redemption price of such shares, which shall nevertheless include accrued but unpaid dividends to the date fixed for redemption, without interest, upon surrender of the certificate or certificates representing the shares to be redeemed, and (c) to exercise on or before the close of business on the fifth day preceding the date fixed for redemption privileges of conversion, if any, not theretofore expired.

         In case of redemption of only a part of a Series, the corporation shall designate by lot, in such manner as the Board of Directors may determine, the share to be redeemed, or shall effect such redemption pro rata.

         Any moneys so deposited by the corporation which shall remain unclaimed by the holders of the shares called for redemption and not converted shall, at the end of six years after the date fixed for redemption, be paid to the corporation upon its request, after which repayment the holders of the shares so called for redemption shall no longer look to the said bank or trust company for the payment of the redemption price but shall look only to the corporation or to others, as the case may be, for the payment of any lawful claim for such moneys which holders of said shares may still have. After said six-year period, the right of any shareholder other person to receive such payment may be forfeited in the manner and with the effect provided under Wisconsin Law. Any portion of the moneys so deposited by the corporation, in respect of shares of the Series converted into Common Stock, shall be repaid to the corporation upon its request.

    (5)  Conversion Rights

         Except as otherwise provided with respect to a particular series pursuant to Paragraph (1), the following general conversion provisions shall apply to each series of Preferred Stock which is convertible into Common Stock (hereinafter, in this paragraph, referred to as "Series"):


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    (a)  All shares of Common Stock issued upon conversion shall be fully paid and nonassessable, and shall be free of all taxes, liens and charges with respect to the issue thereof except taxes, if any, payable by reason of issuance in a name other than that of the holder of the share or shares converted and except as otherwise provided by applicable Wisconsin Statutes.

    (b) The number of shares of Common Stock issuable upon conversion of a particular Series at any time shall be the quotient obtained by dividing the aggregate conversion value, as herein provided, of the shares of that Series surrendered for conversion, by the price per share of Common Stock then in effect for that Series as herein provided. The corporation shall not be required, however, upon any such conversion, to issue any fractional share of Common Stock, but in lieu thereof the corporation shall pay to the shareholder who would otherwise be entitled to receive such fractional share if issued, a sum in case equal to the value of such fractional share at the rate of the then market value per share of Common Stock which for purposes hereof shall mean the last reported sale price of Common Stock on the New York Stock Exchange. Share of Preferred Stock shall be deemed to have been converted as of the close of business on the date of receipt at the office of the Transfer Agent of the certificates therefor, duly endorsed, together with written notice by the holder of his election to convert the same.

    (c) The basic conversion price per share of Common Stock for a particular Series, as provided for under the detailed description of the individual Series, shall be subject to adjustment from time to time as follows:

         (i) In Case the corporation shall (A) pay a dividend or make a distribution of all holders of outstanding shares of its Common Stock as a class in shares of its Common Stock, (B) subdivide or split the outstanding shares of its Common Stock into a larger number of shares, or (C) combine the outstanding shares of its Common Stock into a smaller number of shares, the base conversion price per share of Common Stock in effect immediately prior thereto shall be adjusted retroactively so that the holder of each outstanding share of each Series of Preferred Stock which by its terms is convertible into Common Stock shall thereafter be entitled to receive upon the conversion of such share the number of shares of Common Stock of the corporation which he would have owned and been entitled to receive after the happening of any of the events described above had such share of such Series been converted immediately prior to the happening of such event. An adjustment made pursuant to this clause (c) (i) shall become effective retroactively immediately after such record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, split or combination. Such adjustments shall be made successively whenever any event described above shall occur.

         (ii) In case the corporation shall issue to all holders of its Common Stock as a class any rights or warrants enabling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share of


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              Common Stock (as hereinafter defined) at the record date for determination of shareholders entitled to receive such rights or warrants, the basic conversion price per share of Common Stock in effect immediately prior thereto for each Series of Preferred Stock which by its terms is convertible into Common Stock shall be adjusted retroactively by multiplying such basic conversion price by a fraction, of which the numerator shall be the sum of the number of shares of Common Stock outstanding at such record date and the number of share of Common Stock which the aggregate exercise price (before deduction of underwriting discounts or commissions and other expenses of the corporation in connection with the issue) of the total number of shares so offered for subscription or purchase would purchase at such current market price per share of which the denominator shall be the sum of the number of shares of Common Stock outstanding at such record date and the number of additional shares of Common Stock so offered for subscription or purchase. An adjustment made pursuant to this clause (c) (ii) shall become effective retroactively immediately after the record date for determination of shareholders entitled to receive such rights or warrants. Such adjustments shall be made successively whenever any event described above shall occur.

        (iii) In case the corporation shall distribute to all holders of its Common Stock as a class evidences of its indebtedness or assets (other than cash dividends), the basic conversion price per share of Common Stock in effect immediately prior thereto for each Series of Preferred Stock which by its terms is convertible into Common Stock shall be adjusted retroactively by multiplying such basis conversion price by a fraction, of which the numerator shall be the difference between the current market price per share per share of Common Stock at the record date for determination of shareholders entitled to receive such distribution and the fair value (as determined by the Board of Directors) of the portion of the evidences of indebtedness or assets (other than cash dividends) so distributed applicable to one share of Common Stock, and of which the denominator shall be the current market price per share of Common Stock. An adjustment made pursuant to this clause
              (c) (iii) shall become effective retroactively immediately after such record date. Such adjustments shall be made successively whenever any event described above shall occur.

    (d) For the purpose of any computation under clause (c) (iii) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the high and low sale prices of the Common Stock of the corporation, as reported in the New York Stock Exchange - Composite Transactions (or such other principal market quotation as may then be applicable to such Common Stock) for each of the 30 consecutive trading days commencing 45 trading days before such date.

    (e)  For the purpose of making the computations prescribed in clause
         (c) of this Paragraph (5), no adjustment shall be made in the basic conversion price for any Series of Preferred Stock in effect immediately prior to such computation if the amount of such adjustment would be less than fifty cents; provided however, that any adjustments which by reason



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         of this clause (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and provided further that anything to the contrary in the foregoing notwithstanding any adjustment required for purposes of making the computations in said clause (c) shall be made not later than the earlier of (x) 3 years after the effective date provided for under said clause (c) for such adjustment or (y) the date as of which such adjustment would require an increase or decrease of at least 3% in the aggregate number of shares of Common Stock issued and outstanding on the first date on which an event occurred which required the making of a computation prescribed in said clause (c). All calculations under this Paragraph (5) shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be."

    (f) In the case of any capital reorganization or reclassification of Common Stock, or if the corporation shall be consolidated with or merged into, or sell or dispose of all substantially all of its property and assets, to any other corporation, proper provisions shall be made as part of the terms of such capital reorganization, reclassification, consolidation, merger or sale that any shares of a particular Series at the time outstanding shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion of such shares of a particular Series would have been entitled upon such capital reorganization, reclassification, consolidation or merger.

    (g) No adjustment with respect to dividends upon any Series or with respect to dividends upon Common Stock shall be made in connection with any conversion.

    (h) Whenever there is an issue of additional shares Common Stock of the corporation requiring a change in the conversion price as provided above, and whenever there occurs any other event which results in a change in the existing conversion rights of the holders of shares of a series, the corporation shall file and its transfer agent or agents and at its principal office in Milwaukee, Wisconsin, a statement signed by the President or a Vice President and by the Treasurer or Assistant Treasurer of the corporation, describing specifically such issue of additional shares of Common Stock or such other event (and, in the case of a capital reorganization, reclassification, consolidation or merger, the terms thereof) and the actual conversion prices or basis of conversion as changed by such issue or event and the change, if any, in the securities issuable upon conversion. Whenever there are issued by the corporation to all holders of its Common Stock as a class any rights or warrants enabling them to subscribe for or purchase shares of Common Stock, the corporation shall also file in like manner a statement describing the same and the consideration receivable by the corporation therefrom. The statement so filed shall be open to inspection by any holder of record of shares of any Series.

    (i) The corporation shall at all times have authorized and shall at all times reserve and set aside a sufficient number of duly authorized shares of Common Stock for the conversion of all stock of all then outstanding Series which are convertible into Common Stock.



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    (6)  Reissuance of Shares

         Any shares of Preferred Stock retired by purchase, redemption, through conversion or through the operation of any sinking fund or redemption or purchase account, shall thereafter have the status of authorized but unissued shares of Preferred Stock of the corporation, and may thereafter be reissued as part of the same series or may be reclassified and reissued by the Board of Directors in the same manner as any other authorized and unissued shares of Preferred Stock.

     (7) Voting Rights of Preferred Stock

         (a) Ordinary Voting Rights. Holders of Preferred Stock shall be entitled to one vote for each share of such class held on all questions on which shareholders of the corporation are entitled to vote and shall vote together share for share with the holders of Common Stock as one class, except as otherwise provided by law or as hereinafter otherwise provided or as otherwise determined by the Board of Directors at the time of the establishment of such Series of Preferred Stock pursuant to clause (f) of Paragraph (1) of this Section (A).

         (b) Special Voting Rights. Holders of Preferred Stock shall have voting rights as provided in the preceding clause (a) and, in addition, the following special voting rights:

         (i)  Election of Directors.  Whenever dividends payable on any series of the Preferred Stock shall be in arrears in an aggregate amount equivalent to six full quarterly dividends on the shares of all of the Preferred Stock of that series then outstanding, the holders of Preferred Stock of that series shall have the exclusive and special right voting separately as a class, to elect two directors of the corporation, and the number of directors constituting the Board of Directors shall be increased to the
              extent   necessary to effectuate such right.  Whenever such
              right of the Board of Directors shall be increased to the extent necessary to effectuate such right. Whenever such right of the holders of any series of the Preferred Stock shall have vested, such right may be exercised initially either at a special meeting of the holders of such series of the Preferred Stock called as hereinafter provided in clause (b) (ii), or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders. The right of the holders of any series of the Preferred Stock voting separately as a class to elect members of the Board of Directors of the corporation as aforesaid shall continue until such time as all dividends accumulated on such series of the Preferred Stock shall have been paid in full, at which time the special right of the holders of such series of the Preferred Stock so to vote separately as a class for the election of directors shall terminate, subject to revesting in the event of each and every subsequent default in an aggregate amount equivalent to six full quarterly dividends.




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         (ii) Special Meetings of Holders of Preferred Stock.  At any time when such special voting power shall have vested in the holders of any series of the Preferred Stock as hereinbefore provided in clause (b) (i), a proper officer of the corporation shall, upon the written request of the holders of record of at least 10% of such series of the Preferred Stock then outstanding addressed to the Secretary of the corporation, call a special meeting of the holders of such series of the Preferred Stock for the purpose of electing directors pursuant to clause (b) (i). Such meeting shall be held at the earliest practicable date in such place as may be designated pursuant to the By-laws (or if there be no designation, at the principal offices of the corporation in Milwaukee, Wisconsin). If such meeting shall not be called by the proper officers of the corporation within 20 days after personal service of the said written request upon the Secretary of the corporation, or within 30 days after mailing the same within the United States of America by registered or certified mail addressed to the Secretary of the corporation at its principal office, then the holders of record of at least 10% of such series of the Preferred Stock then outstanding may designate in writing one of their numbers to call such meeting at the expense of the corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of shareholders and shall be held in Milwaukee, Wisconsin. Any holder of such series of Preferred Stock so designated shall have access to the stock books of the corporation for the purpose of causing meeting of shareholders to be called pursuant to these provisions. Notwithstanding the provisions of this clause (b) (ii), no such special meeting shall be called during the period within 90 days immediately preceding the date fixed for the next annual meeting of shareholders.

         (iii)Special Rules Applicable While Any Series of Preferred Stock
              Has Special Voting Rights. At any annual or special meeting at which the holders of any series of the Preferred Stock shall have the special right, voting separately as a class, to elect directors as provided in clause (b) (i), the presence, in person or by proxy, of the holders of 33-1/3% of such series of the Preferred Stock shall be required to constitute a quorum of such series for the election of any director by the holders of such series as a class. At any such meeting or adjournment thereof,
              (A) the absence of a quorum of such series of the Preferred Stock shall not prevent the election of directors other than those to be elected by such series of the Preferred Stock voting as a class, and the absence of a quorum for the election of such other directors shall not prevent the election of the directors to be elected by such series of the Preferred Stock voting as a class and (B) in the absence of either or both such quorums, a majority of the holders present in person or by proxy of the stock or stocks which lack a quorum shall have power to adjourn the meeting for the election of directors which they are entitled to elect from time to time until a quorum shall be present, without notice other than announcement at the meeting.


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              During any period in which the holders of any series of the
              Preferred Stock have the right to vote as a class for directors as provided in clause (b) (i), any vacancies in the Board of Directors shall be filled only be vote of a majority (even if that be only a single director) of the remaining directors theretofore elected by the holders of the series or class of stock which elected the directors whose office shall have become vacant. During such period the directors so elected by the holders of any series of the Preferred Stock shall continue in office (A) until the next succeeding annual meeting or until their successors, if any are elected by such holders and qualify, or (B) unless required by applicable law to continue in office for longer period, until termination of the right of the holders of such series of the Preferred Stock to vote as a class for directors, if earlier. If and to the extent permitted by applicable law, immediately upon any termination of the right of the holders of any series of the Preferred Stock to vote as a class for directors as provided in clause (b) (i), the term of office of the directors then in office so elected by the holders of such series shall terminate.

         (iv) Action Requiring Approval of Two-Thirds of Outstanding Shares of Each Series of Preferred Stock. The affirmative vote or written consent of the holders of record of at least tow-thirds of the outstanding shares of a series of the Preferred Stock shall be a prerequisite of the right of the corporation.

         (A) To create any shares of any securities convertible into or evidencing the right to purchase shares ranking prior to such series of the Preferred Stock with respect to the payment of dividends or of assets upon liquidation, dissolution or winding up; or

         (B) To change the designations, preferences, limitations, or relative rights of the outstanding shares or such series of Preferred Stock in any manner prejudicial to the holders thereof.

         (v)  Action Requiring Approval of a Majority of Outstanding
              Shares of Each Series of Preferred Stock. The affirmative vote or written consent of the holders of a majority of the outstanding shares of each series of Preferred Stock shall be a prerequisite to the right of the corporation to authorize any shares of Preferred Stock in excess of 2,000,000 shares or any other shares ranking on a parity with Preferred Stock with respect to the payment of dividends or of assets upon liquidation, dissolution or winding up.

     (8) Restrictions in Event of Default in Dividends on Preferred Stock

         If at any time the corporation shall have failed to pay dividends in full on the Preferred Stock, thereafter and until dividends in full, including all accrued and unpaid dividends for all past quarterly dividend periods on the Preferred Stock outstanding, shall have been declared and set apart in trust for payment or paid, or if at any time the corporation shall have failed to pay in full amounts payable with respect to any obligations to retire shares of the Preferred Stock, thereafter and until such amount shall have been paid in



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

        full or set apart in trust for payment (a) the corporation, without the affirmative vote or consent of the holders of at least 66-2/3% of the Preferred Stock at the time outstanding given in person or by proxy, either in writing or by resolution adopted at a special meeting called for the purpose, at which the holders of the Preferred Stock shall vote separately as a class, regardless of series, shall not redeem less than all of the Preferred Stock at such time outstanding; (b) the corporation shall not purchase any Preferred Stock except in accordance with a purchase offer made in writing to all holders of Preferred Stock of all series upon such terms as the Board of Directors in its sole discretion after consideration of the respective annual dividend rate and other relative rights and preferences of the respective series, shall determine (which determination shall be final and conclusive) will result in fair and equitable treatment among the respective series; provided that (i) the corporation, to meet the requirements of any purchase retirement or sinking fund provisions with respect to any series, may use shares of such series acquired by it prior to such failure and then held by it as treasury stock and (ii) nothing shall prevent the corporation from completing the purchase or redemption of shares of Preferred Stock for which a purchase contract was entered into for any purchase, retirement or sinking fund purposes, or the notice of redemption of which was initially mailed, prior to such failure; and (c) the corporation shall not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or acquire any shares of any other stock of the corporation ranking junior to the Preferred Stock as to dividends and upon liquidation.

    (9) Series B, $2.00 Cumulative Convertible Preferred Stock.

        (a) Designation - Series B. There shall be a series of the Preferred Stock of this corporation hereby designated as Series B, $2.00 Cumulative Convertible Preferred Stock (hereinafter in this Paragraph (9) referred to as "Series B Stock") consisting of 1,000,000 shares. The shares of Series B Stock shall have the rights and preferences hereinafter set forth, in addition to those otherwise provided with respect to all shares of Preferred Stock.

        (b)  Dividends - Series B.  The rate of dividends on the
             Series B Stock shall be $2.00 pre annum, payable quarterly on the last days of March, June, September and December of each year for the respective Dividend Periods ending on such dates. Dividends on shares of Series B Stock shall accrue from and after October 1, 1978 and shall be cumulative from and after such date whether or not on nay quarterly dividend date there shall be funds legally available for the payment of dividends.

        (c) Liquidation, Dissolution or Winding Up - Series B. In case of voluntary or involuntary liquidation, dissolution or winding up of the corporation, the holders of Series B Stock shall be entitled to receive out of the assets of the corporation in money's worth an amount equal to $40.00 for each share of the Series B Stock, plus all accrued but unpaid dividends thereon, and no more, before any of such assets shall be paid or distributed to holders of Common Stock. The consolidation or merger of the corporation with or into any other corporation, or a sale of all or any part of its assets, shall not be deemed a liquidation, dissolution or winding up of the corporation within the meaning of this paragraph.


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


        (d)  Redemption - Series B.

             (1) The shares of Series B Stock shall not be redeemable on or before October 9, 1983 and thereafter will be redeemable at any time at the option of the corporation, exercised by resolution of the Board of Directors, either in whole or in part, at (x) a redemption price per share equal to the lesser of (i) $40.00 per share, or (ii) 110% of the less of (A) the average of the high and low sales prices of the shares of Common Stock, par value $5 per share, of Globe-Union Inc. as reported in the New York Stock Exchange - Composite Transactions (or by any such other national securities exchange on which such shares shall be listed) on the trading day immediately preceding the date on which the shareholders of Globe-Union Inc. approve the Plan and Agreement of Reorganization dated June 27, 1978 between Globe-Union Inc. and the corporation, or (B) the average "when issued" price of the Series B Stock as quoted in the customary "when issued" market on such trading day immediately preceding the date of such approval by the shareholders of Globe-Union Inc., except that in the event that there is not in the opinion of Goldman Sachs & Co. a readily ascertainable "when issued" market for the Series B Stock on such trading day, then such average "when issued" price shall, for purposes of this clause (II)
                  (B), be the average of the high and low sales prices of the Series B Stock as reported in the New York Stock Exchange - Composite Transactions (or by any such other national securities exchange on which such shares shall be listed) on the first trading day on which such shares are traded after October 10, 1978 (or if such Series B Stock is not listed on the New York Stock Exchange (or any such other national securities exchange) on such first trading date after October 10, 1978 then the average of the bid and asked prices of the Series B Stock on such first trading date as quoted by the National Association of Securities Dealers through its automated quotation system), plus (y) in each case a sum equal to all accrued but unpaid dividends of such Series B Stock; provided, however, that the corporation shall have no such right to redeem shares of Series B Stock unless the product of
                  (A) the quotient of the conversion value (as defined in clause
                  (e) below) divided by the basic conversion price (as adjusted from time to time), times (B) the average of the high and low sales prices of the Common Stock of the corporation, as reported in the New York Stock Exchange - Composite Transactions (or such other principal market quotation as may then be applicable to such Common Stock) for ten consecutive trading days ending with the tenth trading day prior to the date of the corporation's notice of redemption under clause
                  (d) (2) below, is at least $42.00 for each such trading day.

             (2) Notice of any redemption of Series B Stock, specifying the time and place of redemption, shall be mailed to each holder of record of the shares to be redeemed, at his address of record, not more than all the shares owned by such shareholder are then to be redeemed, the notice shall also specify the number of shares thereof which are to be redeemed and the number of the certificates representing such shares.

     (e) Conversion Right - Series B. Any holder of Series B Stock may convert the same, at any time, into shares of Common Stock on the basis herein provided, at a basic conversion price of $32.40 per share, subject to adjustment from time to time as hereinbefore provided in Paragraph (5), provided that the conversion right of any shares of Series B Stock which shall have been called for redemption shall terminate at the close of business on the fifth day preceding the date fixed for the redemption of such shares. For the purpose of such conversion, shares of Series B Stock shall at all times be taken to have a conversion value of 440.00 per share.

     (f) Notice to Holders of Series B Stock. Immediately after the initial issuance of the Series B Stock the corporation shall file with its transfer agent or agents a statement specifying the redemption price provided in clause (d) (1) (x) and the basic conversion price provided in clause (e) (including, in reasonable detail, the manner in which such redemption price and basic conversion price were calculated), and cause a notice, setting forth such redemption price and basic conversion price, to be mailed to holders of record of shares of Series B Stock at their addresses as shown on the books of the corporation."

     (B) Common Stock

     (1) Dividends

         After all dividends on all series of Preferred Stock entitled to dividends which shall have accrued through the ends of the last preceding Dividend Periods set for all such series shall have been paid or declared and set apart for payment at the rates at which such series of Preferred Stock are entitled for the last preceding Dividend Periods set for such series, the holders of the Common Stock shall be entitled to receive such dividends as may be declared thereon from time to time by the Board of Directors, at its discretion, out of any assets of the corporation at the time legally available for payment of dividends of Common Stock.

     (2) Dissolution

         In the event of the dissolution of the corporation, whether voluntary or involuntary, after distribution to the holders of all shares of Preferred Stock which shall be entitled to a preference over the holders of Common Stock of the full preferential amounts to which they are entitled, the holders of Common Stock shall be entitled to share ratably in the distribution of the remaining assets of the corporation.

     (3) Voting Rights of Common Stock

         Holders of Common Stock shall be entitled to one vote for each share of such class held on all questions on which shareholders of the corporation as entitled to vote and shall vote together share for share with the holders of Preferred Stock as one class, except as otherwise provided by law or as herein otherwise provided.

    (C)  General

    (1)  Pre-emptive Rights

         No holder of any class of stock of the corporation shall have any pre-emptive or preferential right to subscribe for or purchase any of the unissued shares of stock the corporation, whether now or hereafter authorized, or any stock of this corporation purchased by this corporation or by its nominee or nominees, or any bonds, certificates of indebtedness, debentures or other securities convertible into stock of this corporation, or any right of subscription to any thereof other than such, if any, as the Board of Directors in its discretion may from time to time determine.

    (2)  Holders of Record

         The corporation shall be entitled to treat the holder of record of any share or shares or stock as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in any such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

    (3) Increases Shareholder Voting Requirement in Connection with Certain Merger and Other Transactions

    (a) Except as set forth in clause (d) of this Paragraph (3), the affirmative vote or consent of the holders of four-fifths of all classes of stock of this corporation entitled to vote in elections of directors, considered for the purposes of this Paragraph (3) as one class, shall be required (i) for the adoption of any agreement for the merger or consolidation of this corporation with or into any other corporation, or (ii) to authorize any sale, lease, exchange, mortgage, pledge or other disposition of all or any substantial part of the assets of this corporation to, or any sale, lease, exchange, mortgage, pledge or other disposition to this corporation or any subsidiary thereof in exchange for securities of this corporation of any assets of, any other corporation, person or other entity, if, in either case, as of the record date for the determination of shareholders entitled to notice thereof and to vote thereon or consent thereto such other corporation, person or entity is the beneficial owner, directly or indirectly, of more than 10% of the outstanding shares of stock of this corporation entitled to vote in elections of directors considered for the purposes of this Paragraph (3) as one class. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the stock of this corporation otherwise required by law, these Articles of Incorporation or any agreement between this corporation and any national securities exchange.

    (b) For the purposes of this paragraph (3), (i) any corporation, person or other entity shall be deemed to be the beneficial owner of any shares of stock of this corporation (A) which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise or (B) which are beneficially owned, directly or indirectly (including shares deemed owned through application of subclause (A), above), by any other corporation, person or entity with which it or its "affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposition of stock of this corporation, or which is its "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on January 1, 1969, and (ii) the outstanding shares of any class of stock of this corporation shall include shares deemed owned through application of subclauses (A) and (B) above but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

    (c) The Board of Directors shall have the power and duty to determine for the purposes of this Paragraph (3), on the basis of information known to such Board, whether (i) such other corporation, person or other entity beneficially owns more than 10% of the outstanding shares of stock of this corporation entitled to vote in elections of directors, (ii) a corporation, person, or entity is an "affiliate" or associate (as defined above) of another, and (iii) the memorandum of understanding referred to below is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Paragraph (3).

    (d) The provisions of this Paragraph (3) shall not be applicable to (i) any merger or consolidation of this corporation with or into any other corporation, or any sale, lease, exchange, mortgage, pledge or other disposition of all or any substantial part of the assets of this corporation to, or any sale, lease mortgage, pledge or other disposition to this corporation or any subsidiary thereof in exchange for securities of this corporation of any assets of, any other corporation, person or other entity, if the Board of Directors of this corporation shall by resolution have approved a memorandum of understanding with such other corporation, person or other entity, with respect to and substantially consistent with such transaction prior to the time such other corporation, person or other entity shall have become a beneficial owner of more than 10% of the shares of stock of this corporation entitled to vote in elections of directors; or (ii) any merger or consolidation of this corporation with, or any sale, lease, exchange, mortgage, pledge or other disposition to this corporation or any subsidiary thereof of any assets of any corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in elections of directors is owned of record or beneficially by this corporation and its subsidiaries.

    (e) No amendment to these Articles of Incorporation shall amend, alter, change or repeal any of the provisions of this Paragraph (3), unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote or consent of the holders of four-fifths of all classes of stock of this corporation entitled to vote in elections of directors, considered for the purposes of this Paragraph (3) as one class.


                                 ARTICLE IV

                             Board of Directors

The Board of Directors shall consist of such number of directors (not less than three) as in fixed from time to time by the By-laws. The By-laws may provide, to the extent permitted by law, that the directors be divided into classes and that the terms of office or directors of each class may be more than one year. A director may be removed from office during the term for which he has been elected only by affirmative vote to two-thirds of the outstanding shares entitled to vote for the election of such director.


                                   ARTICLE V

                          Registered Office and Agent

The address of the registered office is 5757 North Green Bay Avenue, Glendale, Wisconsin 53209, and the name of the registered agent at such address is John
P. Kennedy.


                                   ARTICLE VI

                                Indemnification

    (A) The corporation shall indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suite or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connect with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to he best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    (B) The corporation shall indemnify any person who was or is a party threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

    (C) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding Sections (A) and (B) of this Article VI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection therewith.

    (D) Any indemnification under Sections (A) or (B) of this Article VI, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such Sections. Such determination shall be made:

    (1) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding.

    (2) If such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

    (3)  By the shareholders.

    (E) Expenses, including attorney's fees, incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section (D) upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article VI.

    (F) The right to indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    (G) The corporation may purchase and maintain insurance on behalf of any person who is or was a director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

                                 * * * * * * *

These Restated Articles of Incorporation supersede and take the place of the existing Articles of Incorporation and all amendments to the Articles of Incorporation.

This document was drafted by John P. Kennedy, Esq.





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